UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2022

TAKUNG ART CO., LTD

(Exact name of Registrant as specified in its charter)

Delaware	001-38036	26-4731758
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Room 709 Tower 2, Admiralty Centre, 18 Harcourt Road, Admiralty, Hong Kong

(Address of Principal Executive Offices)

Registrant’s telephone number: +852 3158 0977

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TKAT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 27, 2022, Takung Art Co., Ltd., a Delaware corporation (the “Company”) entered into certain securities purchase agreement (the “SPA”) with certain “non-U.S. Persons” (the “Purchasers”) as defined in Regulation S of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to which the Company agreed to sell 15,789,474 units, each consisting of one share of the common stock of the Company, par value $0.001 per share (the “Common Stock”) and a warrant to purchase two shares of Common Stock. The purchase price of each Unit is $1.9. The gross proceeds to the Company from this offering will be approximately $30 million.

The issuance and sale of the Units is exempted from the registration requirement of the Securities Act pursuant to Regulation S promulgated thereunder.

The Warrants are exercisable at any time after the six-month anniversary of the issuance date at an initial exercise price of $2.375 for cash (the “Warrant Shares”). The Warrants may also be exercised cashlessly if at any time after the nine-month anniversary of the issuance date, there is no effective registration statement registering, or no current prospectus available for, the resale of the Warrant Shares. The Warrants shall expire five and a half years from its date of issuance. The Warrants are subject to customary anti-dilution provisions reflecting stock dividends and splits or other similar transactions.

The parties to the SPA have each made customary representations, warranties and covenants, including, among other things, (a) the Investors are “non-U.S. Persons” as defined in Regulation S and are acquiring the Units for the purpose of investment, (b) the absence of any undisclosed material adverse effects, and (c) the absence of legal proceedings that affect the completion of the transaction contemplated by the SPA.

The SPA is subject to various conditions to closing including NYSE American’s completion of its review of the notification to NYSE American regarding the listing of the Units. The Units to be issued in the Offering are exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Regulation S promulgated thereunder.

The net proceeds of this offering shall be used by the Company in connection with the Company’s general corporate purposes, working capital, or other related business as approved by the board of directors of the Company.

The forms of the SPA and Warrant are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and such documents are incorporated herein by reference. The foregoing is only a brief description of the material terms of the SPA and the Warrant, which does not purport to be a complete description of the rights and obligations of the parties thereunder and are qualified in their entirety by reference to such exhibits.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement
10.2	Form of Warrant
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2022

Takung Art Co., Ltd

/s/ Kuangtao Wang
Name:	Kuangtao Wang
Title:	Co-Chief Executive Officer

2